EXHIBIT 3.2


                     Date of last amendment: April 21, 1998

                                     BY-LAWS

                                       OF

                               THE AES CORPORATION

                                    ARTICLE I

                                     OFFICES

Section 1.01. Registered Office. The registered office shall be at 1013 Centre Road in the City of Wilmington in the State of Delaware.

Section 1.02. Additional Offices. The Corporation may also have offices and places of business at such other places, within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

Section 2.01. Time and Place. All meetings of stockholders shall be held at such time and place within or without the State of Delaware as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

Section 2.02. Annual meetings of stockholders shall be held on the first Friday of June of each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day not a legal holiday, or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At the annual meeting, the stockholders shall elect a Board of Directors, and transact any other business as may properly come before the meeting, notice of which was given in the notice of the meeting. At each election of directors, every holder of stock entitled to vote shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. Directors shall be elected by a plurality of votes cast at an election.

Section 2.03. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.04. Special meetings of the stockholders, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be held at such place as may from time to time be



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designated by the directors and may be called only by the Chairman of the Board, the President or by resolution adopted by a majority of the entire Board of Directors, for such purposes as shall be specified in the call.

Section 2.05. Written notice of the annual meeting or any special meeting of stockholders stating the place, date and hour of the meeting shall be given in accordance with Section 4.01 to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

Section 2.06. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.07. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, or the officer presiding over the meeting, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjournment at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with Section 2.01 or 2.05 as the case may be, to each stockholder of record entitled to vote at the meeting.

Section 2.08. At any meeting at which a quorum is present, the vote of the holders of a majority of the stock entitled to vote on the subject matter, present in person or represented by proxy, shall be the act of the stockholders, unless the subject matter is such that, by express provision of the statutes, the Certificate of Incorporation or these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such subject matter. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.09. If a vote is to be taken by ballot, each ballot shall state the number of shares voted and the name of the stockholder or proxy voting.

Section 2.10. Each meeting of the stockholders, whether annual or special, shall be presided over by the Chairman of the Board if present, and if he or she is not present or declines to preside by the President if present. If neither officer specified in the preceding sentence is present, the meeting shall be presided over by the person designated in writing by the Chairman of the Board, or if the Chairman of the Board has made no designation, by the person designated by the President, or if the President has made no designation, by the person designated by the Board of Directors. If neither officer specified in the first sentence of this Section 2.10 is present, and no one designated by the Chairman of the Board or the President or the Board of Directors is present, the meeting may elect any stockholder of record who is entitled to vote for directors, or any person present holding a proxy for such a stockholder, to preside. The Secretary of the Company (or in his or her absence any Assistant Secretary) shall be the Secretary of any such meeting; in the absence of the Secretary and Assistant Secretaries, any person may be elected by the meeting to act as Secretary of the meeting.



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Section  2.11.  Any voting  proxy  given by a  stockholder  must be: in writing, executed by the stockholder, or, in lieu thereof, to the extent permitted by law, may be transmitted in a telegram, cablegram or other means of electronic transmission setting forth or submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. A copy, facsimile transmission or other reliable reproduction of a written or electronically-transmitted proxy authorized by this
Section 2.11 may be substituted for or used in lieu of the original writing or electronic transmission to the extent permitted by law.

Section 2.12. The directors shall appoint one or more inspectors of election and of the vote at any time prior to the date of any meeting of stockholders at which an election is to be held or a vote is to be taken. In the event any inspector so appointed is absent from such meeting or for any other reason fails to act as such at the meeting, the person presiding at such meeting pursuant to these By-Laws may appoint a substitute who shall have all the powers and duties of such inspector. The inspector or inspectors so appointed shall act at such meeting, make such reports thereof and take such other action as shall be provided by law and as may be directed by the person presiding over the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

Section 2.13. The directors may, at any time prior to any annual or special meeting of the stockholders, adopt an order of business for such meeting which shall be the order of business to be followed at such meeting. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at such meeting shall be announced at such meeting by the person presiding over such meeting.

Section 2.14. At any meeting of stockholders a stock vote shall be taken on any resolution or other matter presented to the meeting for action if so ordered by the person presiding over the meeting or on the demand of any stockholder of record entitled to vote at the meeting or any person present holding a proxy for such a stockholder. Such order or demand for a stock vote may be made either before or after a vote has been taken on such resolution or other matter in a manner other than by stock vote and before or after the result of the vote taken otherwise than by stock vote has been announced. The result of a stock vote taken in accordance with this By-Law shall supersede the result of any vote previously taken in any manner other than by stock vote.

Section 2.15. (A) The proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (1) pursuant to the Corporation's notice of meeting, (2) by or at the direction of the Board of Directors or (3) by any stockholder of the Corporation who was a stockholder of record at the time of giving of the notice provided for in this Section 2.15, who is entitled to vote thereon at the meeting and who complies with the notice procedures set forth in this Section 2.15.

     (B) For business (other than the nominations of persons for election to the Board of Directors) to be properly brought before an annual meeting by a stockholder pursuant to clause (3) of paragraph (A) of this Section 2.15, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered, either by personal delivery or by United States mail, postage pre-paid, to the Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business



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on the  later of the  60th day  prior  to such  annual  meeting  or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (1) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and (2) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (a) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (b) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

     (C) Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this by-law. Except as otherwise provided by law, the Certificate of Incorporation or these by-laws, the person presiding over an annual meeting of stockholders shall have the power and duty to determine whether any business proposed by any stockholder to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.15 and, if any proposed business is not in compliance with this Section 2.15, to declare that such defective proposal shall be disregarded.

     (D) For purposes of this by-law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     (E) In addition to the foregoing provisions of this Section 2.15, a stockholder shall comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.15. Nothing in this Section
2.15 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under such Act.

                                   ARTICLE III
                   MATTERS RELATING TO THE BOARD OF DIRECTORS

                                    Directors

Section 3.01. The business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation or these By-Laws directed or required to be exercised or done by the stockholders.

Section 3.02. The number of directors of the Corporation which shall constitute the whole Board shall be nine, or such other numbers as may be determined by written resolution of the Board of Directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.04, and each director elected shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Directors need not be stockholders of the Corporation.



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Section 3.03. Any director of the  Corporation  may resign at any time either by oral tender of resignation at any meeting of the Board of Directors or by delivering written notice thereof to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified with respect thereto the acceptance of such resignation shall not be necessary to make it effective.

Section 3.04. Any director may be removed for cause, at any time, by the affirmative vote of the holders of record of a majority of all the shares of capital stock entitled to vote at a special meeting of the stockholders called for such purpose. Vacancies in the Board of Directors created by the death, resignation or removal of directors and newly created directorships resulting from any increase in the authorized number of directors may be filled only by the affirmative vote of a majority of the remaining directors. If the directors remaining in office shall be unable, by majority vote, to fill such vacancy within 60 days of the occurrence thereof, the Chairman of the Board or the President may call a special meeting of the stockholders at which such vacancy shall be filled. Any director so chosen shall hold office until the next annual election and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

                       Meetings of the Board of Directors

Section 3.05. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 3.06. The Board of Directors shall meet as soon as practicable after the annual election of directors, for the purpose of organization and the transaction of other business including the election of officers. No notice of such meeting shall be required. Such organization meeting may, however, be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board, or in a consent and waiver of notice thereof signed by all the directors.

Section 3.07. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board. Any business of the Corporation may be transacted at any such regular meeting.

Section 3.08. Special meetings of the Board of Directors shall be called by the Secretary, on three days; notice to each director as provided in Article IV, either on the request of the Chairman of the Board, the President or on the written request of two directors.

Section 3.09. At all meetings of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business, and the act of a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these By-Laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.10. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or such committee.



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Section 3.11.  Members of the Board of Directors or any committee  designated by the Board pursuant to Section 3.12 may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

                             Committees of Directors

Section 3.12. The Board of Directors may, by resolution passed by the affirmative vote of a majority of the directors, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board may by like vote designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the adopting resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation except as limited by the General Corporation Law of the State of Delaware, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 3.13. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                                  Compensation

Section 3.14. Directors, and members of any committee of the Board of Directors, shall be entitled to such reasonable compensation for their services as directors and members of each such committee as shall be fixed from time to time by resolution of the Board of Directors, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending such meetings. Any directors receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services.

                                   ARTICLE IV

                                     NOTICES

Section 4.01. Whenever, under the provisions of the statutes, the Certificate of Incorporation or these By-Laws, notice e is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director, or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, cable or facsimile transmission.

Section 4.02. Whenever any notice is required to be given under the provisions of the statutes, the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Attendance in person or by proxy of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting and does so object at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any director attending a meeting of the Board of Directors



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without  protesting,  prior to the meeting or at its  commencement,  any lack of notice shall be conclusively deemed to have waived notice if such meeting.

                                    ARTICLE V

                                    OFFICERS

Section 5.01. The Board of Directors at its first meeting after each meeting of stockholders at which directors are elected, shall elect a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall hold office until the first meeting of the Board after the next annual meeting of the stockholders and until his or her successor is elected and qualified. At any time, the Board of Directors may also appoint one or more Assistant Secretaries, Assistant Treasurers and such other officers and agents as in its judgment the business of the Corporation may require and who shall perform such duties as the Board shall from time to time determine. Except for the Chairman of the Board, no officer of the Corporation need be a member of the Board of Directors. Two or more offices, except President and Secretary, may be held by the same person.

Section 5.02. The compensation of all officers and agents of the Corporation shall be fixed by the Board of Directors except to the extent such power shall be delegated, by resolution of the Board, to a committee of directors, to the Chairman of the Board or to the President.

Section 5.03. Any officer or agent of the Corporation may be removed at any time, either with or without cause, by the Board of Directors in its sole discretion. Any vacancy occurring in any office of the Corporation may be filled at any time by the Board of Directors.

                            The Chairman of the Board

Section 5.04. The Chairman of the Board shall be the Chief Executive Officer of the Company and shall preside at all meetings of the Board of Directors, and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

                                  The President

Section 5.05. The President shall be the Chief Operating Officer of the Corporation. Subject to the authority of the Board of Directors, the President shall have general and active charge, control and supervision of all the business and affairs of the Corporation. The President shall perform such other duties as the Board may from time to time prescribe.

                               The Vice Presidents

Section 5.06. The several Vice Presidents may be designated by such title or titles and in such order of seniority as the Board of Directors may determine. They shall perform such duties and exercise such powers as the Board of Directors or the President may from time to time prescribe.

                     The Secretary and Assistant Secretaries

Section 5.7. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors; attend all meetings of the Board of Directors and all meetings of the stockholders and record the proceedings of all such meetings in a book kept for that purpose; perform like duties for the standing committees



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when required; keep and account for all books, documents,  papers and records of the Corporation, except those for which some other officer or agent is properly accountable; and perform such other duties as may be prescribed from time to time by the Board of Directors or the President. The Secretary shall have custody of the corporate seal of the Corporation and shall, and any Assistant Secretary shall, have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by the signature of the Secretary or such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

Section 5.08. The Assistant Secretary, or if there be more than one, the Assistant Secretaries, shall perform such duties and exercise such powers as the Board of Directors, the President or the Secretary may from time to time prescribe.

                     The Treasurer and Assistant Treasurers

Section 5.09. The Treasurer shall have the custody of the corporate funds and securities and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the President, shall render to the President and to the Board, whenever the President or the Board shall require, an account of all his or her transactions as Treasurer.

Section 5.10. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers, shall perform such duties and exercise such powers as the Board of Directors, the President or the Treasurer may from time to time prescribe.

                                   ARTICLE VI
                MATTERS RELATING TO THE STOCK OF THE CORPORATION

Section 6.01. The certificates for shares of the Corporation shall be in such form as shall be determined by the Board of Directors and shall be numbered consecutively and entered in the books of the Corporation as they are issued. Every holder of shares of capital stock of the Corporation shall be entitled to have a certificate in the form approved by the Board of Directors, signed by the Chairman of the Board or the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of such shares owned by him or her.

Section 6.02. Where any such certificate is signed either by a transfer agent or an assistant transfer agent, or by a transfer clerk acting on behalf of the Corporation and by a registrar, the signature of any such Chairman of the Board, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimile. In case any such officer who has signed, or whose facsimile signature has been affixed on, any such certificate shall cease to be such officer, whether because of resignation, removal or otherwise, before such certificate has been issued or delivered by the Corporation, such certificate may nevertheless be issued and delivered by the Corporation with the same effect as if such officer had not ceased to be such at the date of such delivery.

Section 6.03. In case any certificate of stock shall be lost, stolen or destroyed, the Board of Directors, in its discretion, or any officer or officers thereunto duly authorized by the Board, may authorize the issuance of a substitute certificate in place of the certificate so lost, stolen or destroyed; provided, however, that in each such case the applicant for a substitute certificate shall furnish evidence to the Corporation which the Board of Directors, or any office or



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officers authorized as aforesaid, determines is satisfactory, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may be required by the Board.

Section 6.04. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the proper officers of the Corporation or of the transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 6.05. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6.06. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the General Corporation Law of the State of Delaware.

                                   ARTICLE VII
                               GENERAL PROVISIONS

                                    Dividends

Section 7.01. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the applicable provisions, if any, of the Certificate of Incorporation.

Section 7.02. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                   Fiscal Year

Section 7.03. The fiscal year of the Corporation shall be the calendar year unless otherwise fixed by resolution of the Board of Directors.



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                                    Deposits

Section 7.04. The Board of Directors shall select banks, trust companies, or other depositories in which all funds of the Corporation not otherwise employed shall, from time to time, be deposited to the credit of the Corporation. All checks and drafts on the Corporation's bank accounts and all other instruments for the payment of money shall be signed by such officer or officers or other person or persons as shall be thereunto authorized from time to time by the Board of Directors.

                    Voting Securities Held by the Corporation

Section 7.05. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of security holders of other corporations in which the Corporation may hold securities. At such meeting the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation might have possessed and exercised if it had been present. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

Section 7.06. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII
                                 INDEMNIFICATION

Section 8.01. (A) Any person who was or is a party or is threatened to be made a party to or was or is involved (as a witness or otherwise) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than any action or suit by or in the right of the Corporation to procure a judgment in its favor (a "derivative action")) by reason of the fact that he or she is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified by the Corporation, to the extent authorized by the laws of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such laws permitted prior to such amendment), against all expenses (including, but not limited to, attorneys' fees, judgments, fines, penalties and amounts paid in settlement) actually and reasonably incurred by him or her in connection with the defense or settlement of such action, suit or proceeding. In the event of any derivative action, such persons shall be indemnified by the Corporation under the same conditions and to the same extent as specified above, except that no indemnification is permitted in respect of any claim, issue or matter as to which such persons shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The indemnification expressly provided by statute in a specific case shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any lawful agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (B) The right to indemnification conferred in this Article VIII is and shall be a contract right. The right to indemnification conferred in this
Article VIII shall include the right to be paid by the Corporation the expenses (including attorneys' fees and retainers therefor) reasonably incurred in connection with any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from a director, officer or employee of the Corporation requesting such advance or advances from time to time; provided, however, the payment of such expenses incurred by a director, officer or employee in his or her capacity as a director, officer or employee in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director, officer or employee to repay all amounts so advanced if it shall ultimately be determined that such director, officer or employee is not entitled to be indemnified under this Article VIII or otherwise.

     (C) To obtain indemnification under this Article VIII, an indemnitee shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to such person and is reasonably necessary to determine whether and to what extent the indemnitee is entitled to indemnification.

     (D) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture; trust or other enterprise including service with respect to employee benefit plans, against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. To the extent that the Corporation maintains any policy or policies providing such insurance, each such director, officer or employee, and each such agent to which rights to indemnification have been granted as provided in paragraph (E) of this Article VIII, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.

     (E) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in connection with any proceeding in advance of its final disposition, to any agent of the Corporation to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

                                   ARTICLE IX
                             NOMINATION OF DIRECTORS

Section 9.01. Any stockholder of record may nominate one or more persons for election as director at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (a) with respect to an election to be held at an annual meeting of stockholders, ninety (90) days in advance of such meeting; and
(b) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the earlier of (i) the date on which notice of such meeting is first given to stockholders and (ii) the date on which a public announcement of such meeting is first made. Each such notice shall include: (1) the name and address of each stockholder of record who intends to appear in person or by proxy to make the nomination and of the person or persons to be nominated; (2) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (3) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement .filed pursuant to the proxy rules of the Securities and Exchange Commission; and (4) the consent of each nominee to serve as a director of the Corporation if so elected. The person presiding at the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                                    ARTICLE X
                                   AMENDMENTS

Section 10.01. These By-Laws may be amended or repealed by the affirmative vote of a majority of the stockholders entitled to vote thereon or a majority of the directors then in office at any regular meeting of the stockholders or of the Board of Directors, respectively, or at any special meeting of the stockholders or of the Board of Directors, respectively, if notice of such proposed alteration or repeal be contained in the notice of such meeting. The stockholders may determine by majority vote that any action taken by them with respect to adoption, amendment or repeal of any part of these By-Laws shall not be subject to subsequent amendment or repeal by the Board of Directors, provided that any such determination shall be set forth in the appropriate place in the text of these By-Laws.